INVERSE MID-CAP STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

REPURCHASE AGREEMENTS

158.9%

Collateralized by U.S. Treasury

Obligations

Mizuho Financial Group, Inc.

issued 12/31/07 at 1.40% due

01/02/08

$

8,208,953 $

8,208,953

Lehman Brothers Holdings,

Inc. issued 12/31/07 at

1.00% due 01/02/08

4,842,875

4,842,875

Morgan Stanley issued

12/31/07 at 1.20% due

01/02/08

1,262,916

________

1,262,916

Total Repurchase Agreements

(Cost $14,314,744)

________

14,314,744

Total Investments 158.9%

(Cost $14,314,744)

$

_______

14,314,744

Liabilities in Excess of Other

Assets – (58.9)%

$

(5,305,779)

_______

Net Assets – 100.0%

$

9,008,965

Unrealized

Contracts

Gain (Loss)

Futures Contracts Sold Short

March 2008 S&P MidCap 400

Index Mini Futures Contracts

(Aggregate Market Value of

Contracts $1,293,150)

15 $

________

23,831

Units

Equity Index Swap Agreement Sold Short

February 2008 S&P MidCap

400 Index Swap, Terminating

02/19/08*

(Notional Market Value

$7,782,848)

9,069 $

_______

(143,031)

*

Price Return based on S&P MidCap 400 Index +/- financing at a variable rate.

†

All or a portion of this security is pledged as equity index swap collateral at December 31, 2007.

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